As Filed With the Securities and Exchange Commission on February 4, 2013

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3216862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

DARA BIOSCIENCES, INC. 2008 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
 (Full title of plans)

David J. Drutz, M.D.
Chief Executive Officer
DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(Name and address of agent for service)
(919) 872-5578
(Telephone number, including area code,
of agent for service)
________________

With a copy to:

John D. Hogoboom, Esq.
Lowenstein Sandler LLP
65 Livingston Avenue.
Roseland, New Jersey 07068

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                                                                               Accelerated filer  ☐
Non-accelerated  filer   ☐                                                                      Smaller reporting company  ☑

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,893,738 shares	$0.71	$1,344,553.98	$173.18
________________________

(1)
Pursuant to General Instruction E to Form S-8, this registration statement registers an additional 1,893,738 shares of the registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable under the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan, as amended (the “2008 Plan”).  The registrant has previously registered on Forms S-8 (File Nos. 333-150129 and 333-187602) an aggregate of 6,257,005 shares of Common Stock issuable pursuant to the 2008 Plan.  Following the filing of this Registration Statemernt, there will be an aggregate of 8,150,743 shares of Common Stock registered and authorized for issuance pursuant to the 2008 Plan.

(2)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable pursuant to the 2008 Plan, to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based on the average of the high and low prices for a share of the Common Stock on January 31,2014 as reported on the Nasdaq Capital Market.

EXPLANATORY NOTE

This Registration Statement is being filed by DARA BioSciences, Inc. (the “Company” or the “registrant”) pursuant to General Instruction E to Form S-8 (Registration of Additional Securities), to register an additional 1,893,738 shares of the Company's common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the registrant’s 2008 Employee, Director and Consultant Stock Plan, as amended (the “2008 Plan”). The Company has previously registered on Forms S-8 (File Nos. 333-150129 and 333-187602) an aggregate of 6,257,005 shares of Common Stock issuable pursuant to the 2008 Plan (after giving effect to the 1-for-16 reverse stock split effected by the Company on May 12, 2010 with respect to the shares registered pursuant to File No. 333-150129). The contents of the prior registration statements (File Nos. 333-150129 and 333-187602) are hereby incorporated by reference and made a part hereof. Following the filing of this Registration Statement, there will be an aggregate of 8,150,743 shares of Common Stock registered and authorized for issuance pursuant to the 2008 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                        Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on February 4, 2014;

●
Current Report on Form 8-K filed on February 4, 2014 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K, including related exhibits, which information is not incorporated by reference herein); and

●
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on April 4, 1994 (including any further amendments or reports filed with the SEC for the purpose of updating such description).

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.                        Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on Feburary 4, 2014.

DARA BIOSCIENCES, INC.

By:	/s/ David J. Drutz
David J. Drutz
Chief Executive Officer and Chief Medical Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints David J. Drutz and David Tousley his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Drutz	Director, Chief Executive Officer and Chief Medical Officer	February 4, 2014
David Drutz	(Principal Executive Officer)

/s/ David Tousley	Chief Financial Officer	February 4, 2014
David Tousley	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Clement	Director, President and Chief Operating Officer	February 4, 2014
Christopher Clement

/s/ Haywood Cochrane	Director	February 4, 2014
Haywood Cochrane

/s/ Timothy Heady	Director	February 4, 2014
Timothy Heady

/s/ Gail Lieberman	Director	February 4, 2014
Gail Lieberman

/s/ Paul J. Richardson	Director	February 4, 2014
Paul J. Richardson

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of DARA BioSciences, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 12, 2008)

4.2
Certificate of Amendment to Restated Certificate of Incorporation of DARA BioSciences, Inc. (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010)

4.3
Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 29, 2010)

4.4
Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 18, 2012)

4.5
Certificate of Designation of Preferences, Rights, and Limitations of Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 9, 2012)

4.6
Certificate of Designation of Preferences, Rights, and Limitations of Series B-3 Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 31, 2012)

4.7
Certificate of Designation of Preferences, Rights, and Limitations of Series B-4 Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 31, 2012)

4.8	Amended and Restated By-Laws of DARA BioSciences, Inc. (incorporated by reference to Exhbit 3.2 to the Company’s Current Report on Form 8-K filed on February 12, 2008)

4.9
DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-150129) filed on April 8, 2008)

4.10
Amendment No. 1 to DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012)

4.11
Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Incentive Stock Options) (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-150129) filed on April 8, 2008)

4.12
Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Non-Qualified Options) (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-150129) filed on April 8, 2008)

4.13
Form of Restricted Stock Award Agreement for 2008 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-150129) filed on April 8, 2008)

4.14
Form of Restricted Stock Unit Award Agreement for 2008 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-150129) filed on April 8, 2008)

5.1	Opinion of Lowentstein Sandler LLP*

23.1	Consent of Horne LLP*

23.2	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this registration statement)*
________________
* Filed herewith